                                         A Partnership of
                                         Professional Corporations

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                                                      Exhibit 5
June 8, 2001

Board of Directors
Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, CT 06510

         Re:      Southern Connecticut Bancorp, Inc. - Registration
                  Statement on Form SB-2 (Registration No. 333-59824)

Gentlemen:

         We have acted as special counsel to Southern Connecticut Bancorp, Inc., a Connecticut  Corporation (the "Company"),  in connection with the issuance and sale by the  Company of up to  1,150,000  shares  (the  "Shares")  of its common stock,  par value  $.01 (the  "Common  Stock"),  to be  offered to the public by
Tucker Anthony Sutro Capital Markets, a division of Tucker Anthony Incorporated, pursuant to the Underwriting  Agreement,  dated May 10, 2001 (the  "Underwriting
Agreement"),  a copy of which is being  filed on the date hereof as Exhibit 1 to
Amendment No. 1 to the Registration  Statement on Form SB-2, (No.  333-59824) of
the Company (the "Registration Statement").

         We have  examined  the  originals,  or copies  certified  or  otherwise identified to our satisfaction, of such agreements,  documents, certificates and
other   statements   of  government   officials   and  corporate   officers  and
representatives  and  such  other  documents  as we  have  deemed  relevant  and necessary as a basis for the opinions expressed herein, including the following:
(a) the Amended and Restated  Certificate of Incorporation of the Company in the
form filed as Exhibit 3(i) to the Registration Statement; (b) the By-laws of the
Company in the form filed as Exhibit 3(ii) to the  Registration  Statement;  (c)
the Registration  Statement;  (d) copies of resolutions authorizing the issuance and sale of the Shares,  adopted by the Board of Directors  of the Company;  and
(e) the Underwriting Agreement.

         In  our   examination   of  the  foregoing   agreements,   instruments,
certificates and other documents,  we have assumed that: (a) the statements made therein  are  accurate  and  complete;  (b)  the  signatures  on  documents  and instruments  submitted  to us as  originals  are  authentic;  and (c)  documents submitted to us copies of original  documents conform with the originals thereof and the originals thereof are authentic.

Board of Directors -                 Page 2                        June 8, 2001
Southern Connecticut Bancorp, Inc.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and sale and that the Shares, when issued and sold pursuant to the terms of the Underwriting Agreement, will be legally issued, fully paid and non assessable.

         We consent to the filling of this opinion as an exhibit to the
Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectus forming part of the Registration
Statement.

                                                Very truly yours,

                                                CUMMINGS & LOCKWOOD